Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Results for Third Quarter 2023 and Raises Full Year 2023 Adjusted EBITDA Outlook; New +Oscar Agreement

November 7, 2023

•For the quarter ended September 30, 2023:
◦Direct and Assumed Policy Premiums of $1.6 billion, a 5% decrease YoY
◦Premiums earned of $1.4 billion, a 46% increase YoY
◦Medical Loss Ratio of 83.8%, a 608 bps improvement YoY
◦Net loss of $65.7 million, an improvement of $127.8 million YoY
◦Adjusted EBITDA loss of $20.3 million, an improvement of $139.5 million YoY
◦InsuranceCo Administrative Expense Ratio of 17.4%, a 326 bps improvement YoY
◦InsuranceCo Combined Ratio of 101.3%, a 934 bps improvement YoY
◦Adjusted Administrative Expense Ratio of 20.3%, a 443 bps improvement YoY

New York, NY, November 7, 2023 - Oscar Health, Inc. (“Oscar” or the “Company”) (NYSE: OSCR), a leading healthcare technology company, today announced its financial results for the third quarter ended September 30, 2023.

“Oscar reported strong third quarter results with significant year-over-year improvement across all core ratios,” said Mark Bertolini, CEO of Oscar. “We are pleased with our year-to-date outperformance and are raising our full year outlook for 2023 InsuranceCo Adjusted EBITDA and consolidated Adjusted EBITDA. We are well-positioned to deliver $155 million to $165 million of profit in our insurance business in 2023 and to achieve Total Company Adjusted EBITDA profitability in 2024.”

Total Direct and Assumed Policy Premiums were $1.6 billion in the quarter, down 5% year-over-year (“YoY”), driven primarily by lower membership, partially offset by rate increases. Premiums earned in the quarter were up 46% YoY, driven primarily by the impact of deposit accounting for quota share reinsurance agreements, and lower risk transfer per member as a percent of premiums.

Oscar’s InsuranceCo Combined Ratio, which is the sum of its Medical Loss Ratio (“MLR”) and the InsuranceCo Administrative Expense Ratio, improved 934 bps YoY to 101.3%, driven by both an improved MLR and administrative cost efficiencies. Specifically, the MLR improved 608 bps YoY to 83.8%, due to targeted rate increases and a disciplined pricing strategy, and total cost of care initiatives. The InsuranceCo Administrative Expense Ratio improved 326 bps YoY to 17.4%, due to higher net premiums as a result of lower risk transfer per member as a percent of premiums, variable expense efficiencies, and lower distribution expenses.

The Adjusted Administrative Expense Ratio improved 443 bps YoY to 20.3%, driven primarily by higher net premiums as a result of lower risk transfer per member as a percent of premiums, higher net investment income, and variable expense efficiencies. Adjusted EBITDA loss of $20.3 million significantly improved by $139.5 million YoY, and Net loss of $65.7 million also significantly improved by $127.8 million YoY.

Oscar is raising its full year 2023 outlook for InsuranceCo Adjusted EBITDA and consolidated Adjusted EBITDA to reflect year-to-date outperformance. The Company projects InsuranceCo Adjusted EBITDA to be in the $155 million to $165 million range, above the high-end of the prior range of $20 million to $120 million. Additionally, the Company now projects consolidated Adjusted EBITDA loss to be in the ($60) million to ($50) million range, above the high-end of the prior range of ($175) million to ($75) million.

The Company is also announcing a new +Oscar agreement with Sanford Health Plan, a leading provider-sponsored health plan in the Midwest. The multi-year agreement leverages +Oscar’s Campaign Builder technology solution to drive member engagement and interconnectivity throughout the health plan’s operations.

Oscar Health, Inc.
News Release

Financial Results Summary

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Premiums before ceded reinsurance	$1,394,985	$1,318,048	$4,305,785	$4,001,589
Reinsurance premiums ceded	(2,903)	(364,384)	(10,111)	(1,097,929)
Premiums earned	$1,392,082	$953,664	$4,295,674	$2,903,660
Total revenue	$1,439,991	$978,427	$4,431,211	$2,968,511
Total operating expenses	$1,498,235	$1,170,799	$4,521,349	$3,335,899
Net loss	$(65,703)	$(193,547)	$(120,756)	$(382,992)

Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Direct and Assumed Policy Premiums (in thousands)	$1,606,407	$1,682,289	$4,970,985	$5,058,427
Medical Loss Ratio	83.8%	89.9%	80.0%	83.2%
InsuranceCo Administrative Expense Ratio	17.4%	20.7%	17.6%	20.0%
InsuranceCo Combined Ratio	101.3%	110.6%	97.6%	103.2%
Adjusted Administrative Expense Ratio	20.3%	24.8%	20.5%	24.1%
Adjusted EBITDA(1) (in thousands)	$(20,285)	$(159,754)	$66,355	$(272,599)
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Financial Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

	As of September 30,
Membership by Offering	2023	2022
Individual and Small Group	912,761	1,017,544
Medicare Advantage	1,840	4,577
Cigna + Oscar (1)	68,559	53,324
Total Members	983,160	1,075,445
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.

Full Year 2023 Outlook

•Direct and Assumed Policy premiums at the high-end of the $6.4 billion - $6.6 billion range
•Medical Loss Ratio at the low-end of the 82% - 84% range
•InsuranceCo Administrative Expense Ratio near the midpoint of the 17% - 18% range
•InsuranceCo Adjusted EBITDA(1) of $155 million - $165 million, above the high-end of the prior range of $20 million - $120 million
•Adjusted Administrative Expense Ratio near the midpoint of the 20.5% - 21.5% range
•Adjusted EBITDA(1) loss of ($60) million - ($50) million, above the high-end of the prior range of ($175) million - ($75) million
(1) Please see “Key Operating and Non-GAAP Financial Metrics - Adjusted EBITDA” below.

The foregoing statements represent management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Oscar Health, Inc.
News Release

Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, November 7, 2023, at 8:00 a.m. (ET). A live audio webcast will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA and InsuranceCo Adjusted EBITDA, non-GAAP financial metrics, which are provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Financial Metrics” below.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including direct and assumed policy premiums, medical loss ratio, administrative expense ratio, InsuranceCo Adjusted EBITDA and Adjusted EBITDA and other financial performance metrics, and the related underlying assumptions, our business and financial prospects, and our management’s plans and objectives for future operations, expectations and business strategy, including planned +Oscar partnerships. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our ability to execute our strategy and manage our growth effectively; our ability to retain and expand our member base; heightened competition in the markets in which we participate; our ability to accurately estimate our incurred medical expenses or effectively manage our medical costs or related administrative costs; our ability to achieve or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to comply with ongoing regulatory requirements, including capital reserve and surplus requirements and applicable performance standards; changes or developments in the health insurance markets in the United States, including passage and implementation of a law to create a single-payer or government-run health insurance program; our ability to comply with applicable privacy, security, and data laws, regulations, and standards, including as a result of our participation in government-sponsored programs, such as Medicare; our ability to arrange for the delivery of quality care and maintain good relations with the physicians, hospitals, and other providers within and outside our provider networks; unanticipated results of risk adjustment programs; our ability to utilize quota share reinsurance to reduce our capital and surplus requirements and protect against downside risk on medical claims; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; our ability to attract and retain qualified personnel; incurrence of cyber-security breaches of our and our partners’ information and technology systems; our ability to remediate a material weakness in our internal controls over financial reporting and the identification of additional material weaknesses in the future or other failure to maintain an effective system of internal controls; adverse publicity or other adverse consequences related to our dual class structure or “controlled company” status; and the other factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, to be filed with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
News Release

About Oscar Health
Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the health care system's status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of nearly one million members, as of September 30, 2023. We offer Individual & Family, Small Group and Medicare Advantage plans, and +Oscar, our full stack technology platform, to others within the provider and payor space. Our vision is to refactor health care to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:
Chris Potochar
VP of Investor Relations
ir@hioscar.com
917-397-0251

Media Contact:
Kristen Prestano
VP of Communications
press@hioscar.com
516-317-1486

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Premiums before ceded reinsurance	$1,394,985	$1,318,048	$4,305,785	$4,001,589
Reinsurance premiums ceded	(2,903)	(364,384)	(10,111)	(1,097,929)
Premiums earned	1,392,082	953,664	4,295,674	2,903,660
Administrative services revenue	3,871	19,421	11,612	58,366
Investment income and other revenue	44,038	5,342	123,925	6,485
Total revenue	1,439,991	978,427	4,431,211	2,968,511

Operating Expenses
Claims incurred, net	1,163,194	852,689	3,436,785	2,395,894
Other insurance costs	192,863	174,978	618,078	510,580
General and administrative expenses	75,503	78,557	254,106	233,975
Federal and state assessments	69,876	71,114	216,414	209,730
Premium deficiency reserve release	(3,201)	(6,539)	(4,034)	(14,280)
Total operating expenses	1,498,235	1,170,799	4,521,349	3,335,899
Loss from operations	(58,244)	(192,372)	(90,138)	(367,388)
Interest expense	6,130	6,126	18,386	16,488
Other expenses (income)	414	(3,336)	8,132	(1,076)
Loss before income taxes	(64,788)	(195,162)	(116,656)	(382,800)
Income tax expense (benefit)	915	(1,615)	4,100	192
Net loss	(65,703)	(193,547)	(120,756)	(382,992)
Less: Net income (loss) attributable to noncontrolling interests	(305)	(634)	(58)	(2,763)
Net loss attributable to Oscar Health, Inc.	$(65,398)	$(192,913)	$(120,698)	$(380,229)

Earnings (Loss) per Share
Net loss per share attributable to Oscar Health, Inc., basic and diluted	$(0.29)	$(0.91)	$(0.55)	$(1.80)
Weighted average common shares outstanding, basic and diluted	223,098,974	212,822,733	219,826,759	211,560,332

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$1,399,791	$1,558,595
Short-term investments	1,044,445	1,397,287
Premiums and accounts receivable	207,098	216,475
Risk adjustment transfer receivable	54,127	49,861
Reinsurance recoverable	277,803	892,887
Other current assets	8,358	6,450
Total current assets	2,991,622	4,121,555
Property, equipment, and capitalized software, net	62,022	59,888
Long-term investments	179,633	222,919
Restricted deposits	27,335	27,483
Other assets	88,899	94,756
Total Assets	$3,349,511	$4,526,601

Liabilities and Stockholders' Equity
Current Liabilities:
Benefits payable	$910,449	$937,727
Risk adjustment transfer payable	751,196	1,517,493
Premium deficiency reserve	179	4,214
Unearned premiums	71,601	78,998
Accounts payable and other liabilities	260,137	297,841
Reinsurance payable	67,314	427,649
Total current liabilities	2,060,876	3,263,922
Long-term debt	298,583	297,999
Other liabilities	68,618	72,280
Total liabilities	2,428,077	3,634,201
Commitments and contingencies
Stockholders' Equity
Preferred stock, $0.00001 par value; 82,500,000 shares authorized, none outstanding as of September 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.00001 par value; 825,000,000 shares authorized, 190,796,321 and 181,176,239 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	2	2
Class B common stock, $0.00001 par value; 82,500,000 shares authorized, 35,296,176 and 35,115,807 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Treasury stock (314,600 shares as of September 30, 2023 and December 31, 2022)	(2,923)	(2,923)
Additional paid-in capital	3,653,535	3,509,007
Accumulated deficit	(2,726,685)	(2,605,987)
Accumulated other comprehensive income (loss)	(4,453)	(9,715)
Total Oscar Health, Inc. stockholders' equity	919,476	890,384
Noncontrolling interests	1,958	2,016
Total stockholders' equity	921,434	892,400
Total Liabilities and Stockholders' Equity	$3,349,511	$4,526,601

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(120,756)	$(382,992)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Deferred taxes	95	6
Net realized loss on sale of financial instruments	70	1,269
Depreciation and amortization expense	22,952	11,548
Amortization of debt issuance costs	583	519
Stock-based compensation expense	133,541	83,241
Net amortization (accretion) of investments	(22,856)	4,138
Changes in assets and liabilities:
(Increase) / decrease in:
Premiums and accounts receivable	9,378	(77,057)
Risk adjustment transfer receivable	(4,265)	(3,597)
Reinsurance recoverable	615,084	(392,488)
Other assets	3,854	(12,159)
Increase / (decrease) in:
Benefits payable	(27,278)	482,178
Unearned premiums	(7,396)	90
Premium deficiency reserve	(4,035)	(14,280)
Accounts payable and other liabilities	(41,366)	13,842
Reinsurance payable	(360,335)	230,401
Risk adjustment transfer payable	(766,297)	284,296
Net cash (used in) provided by operating activities	(569,027)	228,955
Cash flows from investing activities:
Purchase of investments	(622,183)	(343,178)
Sale of investments	26,656	360,449
Maturity of investments	1,019,612	483,224
Purchase of property, equipment and capitalized software	(19,475)	(21,882)
Change in restricted deposits	100	1,548
Net cash provided by investing activities	404,710	480,161
Cash flows from financing activities:
Proceeds from long-term debt	—	305,000
Payments of debt issuance costs	—	(7,035)
Proceeds from joint venture contribution	2,491	1,324
Proceeds from exercise of stock options	2,886	1,294
Net cash provided by financing activities	5,377	300,583
Increase (decrease) in cash, cash equivalents and restricted cash equivalents	(158,940)	1,009,699
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	1,580,497	1,125,557
Cash, cash equivalents, restricted cash and cash equivalents—end of period	1,421,557	2,135,256
Cash and cash equivalents	1,399,791	2,112,930
Restricted cash and cash equivalents included in restricted deposits	21,766	22,326
Total cash, cash equivalents and restricted cash and cash equivalents	$1,421,557	$2,135,256

	Nine Months Ended September 30,
	2023	2022
Supplemental Disclosures:
Interest payments	$22,893	$9,810
Income tax payments	$1,000	$1,660

Oscar Health, Inc.
News Release

Key Operating and Non-GAAP Financial Metrics
We regularly review a number of metrics, including the following key operating and non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by a health plan that we offer directly or through a co-branded arrangement. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Direct and Assumed Policy Premiums
Direct Policy Premiums are defined as the premiums collected from our members or from the federal government during the period indicated, before risk adjustment and reinsurance. These premiums include APTC, or premium subsidies, which are available to individuals and families with certain annual incomes.

Assumed Policy Premiums are premiums we receive primarily as part of our reinsurance arrangement under our Cigna+Oscar Small Group plan offering, and are presented here net of Risk Adjustment.

We believe Direct and Assumed Policy Premiums is an important metric to assess the growth of our individual and small group plan offerings going forward. Management also views Direct and Assumed Policy Premiums as a key operating metric because each of our MLR, InsuranceCo Administrative Expense Ratio, InsuranceCo Combined Ratio and Adjusted Administrative Expense Ratio are calculated on the basis of Direct and Assumed Policy Premiums.

Medical Loss Ratio
Medical Loss Ratio is calculated as set forth in the table below. Medical claims are total medical expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for health care of our members to the premiums before ceded reinsurance. MLRs in our existing products are subject to various federal and state minimum requirements. Below is a calculation of our MLR for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Direct claims incurred before ceded reinsurance (1)	$1,116,679	$1,153,270	$3,301,424	$3,255,721
Assumed reinsurance claims	61,781	38,667	169,194	95,464
Excess of loss ceded claims (2)	(418)	(4,392)	(6,038)	(14,316)
State reinsurance (3)	(9,978)	(10,368)	(26,574)	(28,643)
Net claims before ceded quota share reinsurance (A)	$1,168,064	$1,177,177	$3,438,006	$3,308,226

Premiums before ceded reinsurance	$1,394,985	$1,318,048	$4,305,785	$4,001,589
Excess of loss reinsurance premiums (4)	(1,457)	(8,621)	(7,981)	(23,387)
Net premiums before ceded quota share reinsurance (B)	$1,393,528	$1,309,427	$4,297,804	$3,978,202
Medical Loss Ratio (A divided by B)	83.8%	89.9%	80.0%	83.2%
(1)See the Appendix to this release for a reconciliation of direct claims incurred to claims incurred, net appearing on the face of our statement of operations.
(2)Represents claims ceded to reinsurers pursuant to an excess of loss treaty, for which such reinsurers are financially liable. We use excess of loss reinsurance to limit the losses on individual claims of our members.
(3)Represents payments made by certain state-run reinsurance programs established subject to CMS approval under Section 1332 of the ACA.
(4)Represents excess of loss insurance premiums paid.

Oscar Health, Inc.
News Release

InsuranceCo Administrative Expense Ratio
InsuranceCo Administrative Expense Ratio is calculated as set forth in the table below. The ratio reflects the costs associated with running our combined insurance companies. We believe InsuranceCo Administrative Expense Ratio is useful to evaluate our ability to manage our expenses as a percentage of premiums before the impact of quota share reinsurance. Expenses necessary to run the insurance companies are included in other insurance costs and federal and state assessments. These expenses include variable expenses paid to vendors and distribution partners, premium taxes and healthcare exchange fees, employee-related compensation, benefits, marketing costs, and other administrative expenses. The numerator and denominator in the calculation below reflect an adjustment to remove the impact of the Company’s quota share arrangements. Below is a calculation of our InsuranceCo Administrative Expense Ratio for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Other insurance costs	$192,863	$174,978	$618,078	$510,580
Impact of quota share reinsurance (1)	(7,169)	38,328	(23,431)	113,996
Stock-based compensation expense	(12,811)	(12,963)	(54,602)	(38,452)
Federal and state assessment of health insurance subsidiaries	70,252	70,806	215,732	209,578
Health insurance subsidiary adjusted administrative expenses(A)	$243,135	$271,149	$755,777	$795,702

Premiums before ceded reinsurance	$1,394,985	$1,318,048	$4,305,785	$4,001,589
Excess of loss reinsurance premiums	(1,457)	(8,621)	(7,981)	(23,387)
Net premiums before ceded quota share reinsurance(B)	$1,393,528	$1,309,427	$4,297,804	$3,978,202
InsuranceCo Administrative Expense Ratio(A divided by B)	17.4%	20.7%	17.6%	20.0%
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(7,139) and $(1,758) for the three months ended September 30, 2023 and 2022, respectively, and $(22,455) and $(5,417) for the nine months ended September 30, 2023 and 2022, respectively.

InsuranceCo Combined Ratio

InsuranceCo Combined Ratio is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio. We believe this ratio best represents the core performance of the insurance business, prior to the impact of quota share and net investment income.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Medical Loss Ratio	83.8%	89.9%	80.0%	83.2%
InsuranceCo Administrative Expense Ratio	17.4%	20.7%	17.6%	20.0%
InsuranceCo Combined Ratio	101.3%	110.6%	97.6%	103.2%

Oscar Health, Inc.
News Release

Adjusted Administrative Expense Ratio

The Adjusted Administrative Expense Ratio is an operating ratio that reflects the Company’s total administrative expenses (“Total Administrative Expenses”), net of non-cash and non-recurring items (as adjusted, “Adjusted Administrative Expenses”), as a percentage of total revenue, including quota share reinsurance premiums ceded and excluding excess of loss reinsurance premiums ceded and non-recurring items (“Adjusted Total Revenue”). Total Administrative Expenses are calculated as Total Operating Expenses, excluding non-administrative insurance-based expenses and the impact of quota share reinsurance. Adjusted Administrative Expenses are Total Administrative Expenses, net of non-cash and non-recurring expense items. Adjusted Administrative Expenses exclude insurance-based expenses, non-cash expenses and non-recurring expenses. The Company believes Adjusted Administrative Expense Ratio is useful to evaluate the Company’s ability to manage its overall administrative expense base. This ratio also provides further clarity into the Company’s overall path to profitability. Below is a calculation of our Adjusted Administrative Expense Ratio for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Total Operating Expenses	$1,498,235	$1,170,799	$4,521,349	$3,335,899
Claims incurred, net	(1,163,194)	(852,689)	(3,436,785)	(2,395,894)
Premium deficiency reserve release	3,201	6,539	4,034	14,280
Impact of quota share reinsurance (1)	(7,169)	38,328	(23,431)	113,996
Total Administrative Expenses	$331,073	$362,977	$1,065,167	$1,068,281
Stock-based compensation expense	(28,768)	(28,560)	(133,541)	(83,241)
Depreciation and amortization	(9,191)	(4,058)	(22,952)	(11,548)
Adjusted Administrative Expenses (A)	$293,114	$330,359	$908,674	$973,492
Total Revenue	$1,439,991	$978,427	$4,431,211	$2,968,511
Reinsurance premiums ceded	2,903	364,384	10,111	1,097,929
Excess of loss reinsurance premiums	(1,457)	(8,621)	(7,981)	(23,387)
Adjusted Total Revenue (B)	$1,441,437	$1,334,190	$4,433,341	$4,043,053
Adjusted Administrative Expense Ratio (A divided by B)	20.3%	24.8%	20.5%	24.1%
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(7,139) and $(1,758) for the three months ended September 30, 2023 and 2022, respectively, and $(22,455) and $(5,417) for the nine months ended September 30, 2023 and 2022, respectively.

Oscar Health, Inc.
News Release

Adjusted EBITDA
Adjusted EBITDA is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense (benefit), depreciation and amortization as further adjusted for stock-based compensation, and other items that are considered unusual or not representative of underlying trends of our business, where applicable for the period presented. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable U.S. GAAP measure, Net loss, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net loss or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Net loss	$(65,703)	$(193,547)	$(120,756)	$(382,992)
Interest expense	6,130	6,126	18,386	16,488
Other expenses (income)	414	(3,336)	8,132	(1,076)
Income tax expense (benefit)	915	(1,615)	4,100	192
Depreciation and amortization (“D&A”)	9,191	4,058	22,952	11,548
Stock-based compensation (“SBC”)(1)	28,768	28,560	133,541	83,241
Adjusted EBITDA	$(20,285)	$(159,754)	$66,355	$(272,599)

General and administrative expenses (excluding SBC and D&A)	58,407	62,413	173,579	187,394
Administrative services revenue	(3,871)	(19,421)	(11,612)	(58,366)
Investment income and other revenue (Non-InsuranceCo)	(4,214)	(1,269)	(9,936)	(3,684)
InsuranceCo Adjusted EBITDA(2)	$30,037	$(118,031)	$218,386	$(147,255)
(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. Nine months ended September 30, 2023, includes a non-recurring charge of $46.3 million related to accelerated stock-based compensation expense recognized as a result of the cancellation of the Founders Awards previously granted to Mario Schlosser and Joshua Kushner.
(2)We believe that InsuranceCo Adjusted EBITDA provides investors with additional insight into the earnings and capital generation potential of the Company’s insurance subsidiaries.

The Company has not provided a quantitative reconciliation of forecasted InsuranceCo Adjusted EBITDA and Adjusted EBITDA to the appropriate forecasted GAAP metric within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items, which could materially affect the computation of forecasted GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. As such, any associated estimate and its impact on GAAP net loss could vary materially.

Oscar Health, Inc.
News Release

Appendix

Oscar Health, Inc.
News Release

Reinsurance Impact

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Quota share ceded premiums	$284	$(374,092)	$7,107	$(1,117,357)
Quota share ceded claims	4,869	324,487	1,221	912,332
Ceding commission, net of deposit accounting impact (1)	(7,169)	38,328	(23,431)	113,996
Experience refund	(1,732)	18,330	(9,238)	42,816
Net quota share impact	$(3,748)	$7,053	$(24,341)	$(48,213)
(1)Includes ceding commissions received from reinsurers, net of the impact of deposit accounting of $(7,139) and $(1,758) for the three months ended September 30, 2023 and 2022, respectively, and $(22,455) and $(5,417) for the nine months ended September 30, 2023 and 2022, respectively.

The composition of total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total earned premiums in the condensed consolidated statement of operations, is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Reinsurance premiums ceded, gross	$(1,354)	$(382,597)	$1,514	$(1,143,565)
Experience refunds	(1,549)	18,213	(11,625)	45,636
Reinsurance premiums ceded	(2,903)	(364,384)	(10,111)	(1,097,929)
Reinsurance premiums assumed	57,836	37,409	174,166	96,294
Total reinsurance premiums (ceded) and assumed	$54,933	$(326,975)	$164,055	$(1,001,635)

The Company records claims expense net of reinsurance recoveries. The following table reconciles the total claims expense to the net claims expense as presented in the condensed consolidated statement of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Direct claims incurred	$1,116,679	$1,153,270	$3,301,424	$3,255,721
Ceded reinsurance claims	(15,266)	(339,248)	(33,833)	(955,291)
Assumed reinsurance claims	61,781	38,667	169,194	95,464
Claims incurred, net	$1,163,194	$852,689	$3,436,785	$2,395,894

The Company records general and administrative expenses net of ceding commissions. The following table reconciles total other insurance costs to the amount presented in the condensed consolidated statement of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands)
Other insurance costs, gross	$192,833	$215,064	$617,102	$629,993
Reinsurance ceding commissions	30	(40,086)	976	(119,413)
Other insurance costs	$192,863	$174,978	$618,078	$510,580

Oscar Health, Inc.
News Release

The Company records reinsurance recoverables within current assets on its condensed consolidated balance sheets. The composition of the reinsurance recoverable balance is as follows:

	September 30, 2023	December 31, 2022
	(in thousands)
Ceded reinsurance claim recoverables	$255,754	$776,266
Reinsurance ceding commissions	15,248	42,805
Experience refunds on reinsurance agreements	6,801	73,816
Reinsurance recoverable	$277,803	$892,887